As filed with the Securities and Exchange Commission on April 17, 1997
                                                 Registration No. 333-22457

===============================================================================


                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                        --------------------------

                             POST EFFECTIVE
                             AMENDMENT NO. 1
                                   TO
                                FORM S-3
                         REGISTRATION STATEMENT
                                  Under
                       The Securities Act of 1933


                               DeVRY INC.
                             --------------

         (Exact name of registrant as specified in its charter)

       Delaware                                    36-3150143
(State of incorporation               (I.R.S. Employer Identification Number)

                              One Tower Lane
                    Oakbrook Terrace, Illinois  60181
                             (630) 571-7700
            (Address, including zip code, and telephone number, including area code, of principal executive offices)

                            Marilynn J. Cason
       Senior Vice President, General Counsel and Corporate Secretary
                              One Tower Lane
                    Oakbrook Terrace, Illinois  60181
                              (630) 571-7700
            (Name, address, including zip code, and telephone
            number, including area code, of agent for service)

                                 Copies to:
Philip J. Niehoff                                     Lawrence D. Levin
Mayer, Brown & Platt                                    Mark D. Wood
190 South LaSalle Street                            Katten Muchin & Zavis
Chicago, Illinois  60603                            525 West Monroe Street
                                                   Chicago, Illinois  60661


==============================================================================




      DeVRY INC. (the "Company") hereby amends this Registration Statement for the purpose of withdrawing from registration hereunder 46,000 shares of common stock, $.01 par value per share (the "Shares"). Pursuant to the terms of the offering as described in the preliminary prospectus dated March 5, 1997, the Company was to sell 1,200,000 shares, and certain selling stockholders were to sell 600,000 shares in the offering. The selling stockholders also granted an over-allotment option to the underwriters for 15 percent of the total size of the offering. As the offering was completed, however, (and as described in the final prospectus dated March 26, 1997) those certain selling stockholders sold only 560,000 shares, thereby reducing the total size of the offering, including the over-allotment option, by 46,000 shares. The Company is, therefore, by this post-effective amendment, removing from registration the 46,000 shares not sold as part of the offering.



                               SIGNATURES

      Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace and State of Illinois on the 17th day of April, 1997.

                                     DeVRY INC.


                                     By: /S/ DENNIS J. KELLER
                                        ----------------------------------
                                        Dennis J. Keller
                                        Chairman of the Board and Chief
                                        Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of April, 1997.


      Signature                                    Title

               *
--------------------------------       Chairman of the Board and Chief
         Dennis J. Keller              Executive Officer


                *
---------------------------------      Director, President and Chief
         Ronald L. Taylor              Operating Officer


                *
---------------------------------      Vice President, Controller and Chief
       Norman M. Levine                Financial Officer (principal financial
                                       officer and principal accounting
                                       officer)


                *
---------------------------------     Director
           Ewen M. Akin


                *
---------------------------------     Director
       Charles A. Bowsher


                *
---------------------------------     Director
           David S. Brown


                *
---------------------------------     Director
         Ann Ida Gannon, BVM


                 *
----------------------------------    Director
           Robert E. King


                 *
----------------------------------    Director
        Frederick A. Krehbiel


                 *
----------------------------------    Director
         Robert C. McCormack


                 *
----------------------------------    Director
            Julie A. McGee


                  *
----------------------------------    Director
         Thurston E. Manning


                  *
----------------------------------    Director
            Hugo J. Melvoin



*By: /S/ DENNIS J. KELLER
     ------------------------------
      Dennis J. Keller
      Attorney-in-fact